Exhibit 23 e (ii) under Form N-1A
                                              Exhibit 1 under Item 601/Reg. S-K


                                LETTER AGREEMENT

                             Edgewood Services, Inc.

                               1001 Liberty Avenue

                              Pittsburgh, PA 15222

                                                              September 15, 2000


Stratevest Funds
5800 Corporate Drive
Pittsburgh, PA 15237-7010

RE:   Fees Pursuant to Rule 12b-1 Plan

Dear Sirs:

      Under the Distributors Contract between Edgewood Services, Inc. ("Edgewood") and Stratevest Funds (the "Trust"), dated September 15, 2000, Edgewood agrees to waive all fees paid pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, through the period ending October 31, 2001.

      If the foregoing correctly sets forth the agreement between the Trust and Edgewood, please so indicate by signing and returning to the Trust the enclosed copy hereof.

                                Very truly yours,

                                    EDGEWOOD SERVICES, INC.


                                    By:  /S/ TIMOTHY S. JOHNSON
                                       --------------------------------
                                Title: Secretary

AGREED TO AND ACCEPTED:

Stratevest Funds

By:       /S/ BETH S. BRODERICK
   ---------------------------------
Title:    Vice President